THIS IS AN ENGLISH TRANSLATION FROM
THE ORIGINAL CHINESE LANGUAGE DOCUMENT

Lease Contract

For

Standard Factory Building

Party A: Shanghai Jin Qiao Export Processing Zone south area

Party B: Nu Skin Asia Investment, Inc.

January 16th, 2004

in Shanghai

Parties to this Lease Contract for Standard Factory Building shall be as follows:

Party A: Shanghai Jin Qiao Export Processing Zone (SA) Development & Construction Co., Ltd.
Address:    No. 5001 Hua Dong Rd, Pu Dong Shanghai
Legal Representative:     Zhang Guanming

Party B: Nu Skin Asia Investment, Inc.
Address:     1013 Center Road, Wilmington, Delaware 19805 U.S.A.
Legal Representative:     Truman Hunt

Whereas Party A is the lawful owner of the leased Premise under the Contract (contained in “Definition”). Party A intends to lease the Premises to Party B and Party B intends to lease the Premises from Party A.

Therefore, according to “PRC, Contract Law”, “PRC Administration of Urban Real Estate”, “Measures on Lease of Urban Housing”, “Bylaw of Implementation of Opinion of Shanghai Municipal Measures on Lease of Urban Housing”, “Regulations of Shanghai Municipality on Urban Housing” and other relevant regulations as well as with reference to practice carrying out in China and development zones of Shanghai Municipality, through consultations, the Parties hereby agree (herein after referred to as “the Contract”) in the matter of lease of the Premises as follows:

1. Definition

        1.1 Leased Factory building under this Contract means the premises on No. 3 of the Land to the Standard Factory Building which shall be located within Block 11 Room 203-206 in Shanghai Jin Qiao Export Processing Zone (South Area) (* T3-11, Room 203-206) with total 4,984 square meters building area, which will be subject to the measurement by the government. Its geographical location and structure are set forth as in Exhibit I “Technological Index Specification of the Buildings of the Standard Factory Building “.

        1.2 Property Management Company means the property Management Company that has executed the property management contracts with landlords of where the Premises are located and shall be responsible for the property management.

        1.3 Related Facilities means the following two parts, unless otherwise specified:

           (a)        Pipelines of electricity, water, telecommunications and gas supplies; and

           (b)        Pipelines and connection points of rainwater and sewage discharge.

        The Related Facilities mentioned in the Contract are set forth as in Exhibit II. “Confirmation to the Leased Related Facilities in Connection with the Standard Factory Building”.

        1.4 Private Use Area means the production site, switchboard station, toilets, kitchenettes, auxiliary rooms and interior walls inside the Standard Factory Building for Party B’s use under the Contract.

        1.5 Common Use Area means water pump metering box, unloading platform, passageway, bearing structure, exterior walls and ceiling inside the Standard Factory Building and commonly used by the landlords and lessees of the Standard Factory Building. Party B shall not possess and use the common use area by itself exclusively.

        1.6 Common Use Equipment means the water supply pipes, sewage disposal pipes, rain water drainage pipes, lighting installation, rubbish disposal channels, water tanks, water pumps, lighting arresters and fire-fighting equipment inside one factory building commonly used by landlords and lessees.

        1.7 Common Use Facilities means the open roads, green space, parking lots, road lamps, sewage disposal pipes, inspection wells, septic tanks and garbage cabins inside one property management area commonly used by landlords and lessees.

        1.8 Bearing structure means the basement, bearing walls, beams and pillars, ceilings and roofs of the factory buildings.

        1.9 Calendar Year means from April 1st of the preceding year to March 31st of the following year.

2. Legal Status of the Parties

        2.1 As evidenced by the copy of the business license provided by Party A and attached hereto as Exhibit III, Party A shall be an economic entity involving exploitation and development of the land and carrying out business management in Shanghai Jin Qiao Export Processing Zone (SA) Party A has been established upon approval by the State as a Chinese legal person.

        2.2 Party B shall be established upon approval by the United States as a legal entity. Party B will establish a foreign investment enterprise in Shanghai Jin Qiao Export Processing Zone. Above foreign investment enterprise shall be established upon approval by the State as a Chinese legal economic entity and its business scope shall include in electron optics test instrument for medical and healthcare products.

        2.3 Commencing from the establishment date of the foreign investment enterprise. Party A and Party B agree that Party B’s rights and obligations under the Contract shall be transferred to the enterprise which will lease the Standard Factory Building hereunder. Party A and Party B shall conclude such change in agreement with the foreign investment enterprise, while the remaining terms of the contract are not changed. Except that Party B abandons the project of establishing new company or does not take out the related documents such as business license that have already been approved by the government on purpose, provided Party B can not be established upon approval by Chinese government in 3 months after the contract goes into effect,

Party B shall notify Party A in writing. Through Party A’s efforts, Party B still can not be established upon approval by the State, Party B can notify Party A in writing to terminate the contract without bearing legal liability.

3. Use of the Leased Factory building

         3.1 Party A has provided to Party B the copy of the "Shanghai Municipal Real Estate Ownership Certificate”(Certificate number: hupuguijianjinnan(2003)(002) of the Leased Factory Building and attached hereto as Exhibit VI. The Leased Premise shall be used for production and operation. Party A shall promise to provide “Shanghai House Property Right Certificate” before December 31, 2004. Within the term of the lease contract, Party A shall compensate Party B all losses due to Party A’s failure to obtain the house property right certificate.

        3.2 Party B shall undertake to Party B that the Leased Factory Building is solely used by Party B for production.

        3.3 Party B shall not change the use of the Leased Factory Building during the lease term without written consent of Party A and subject to check and ratification by the relevant departments pursuant to relevant regulations.

4. Term of Lease

        4.1 The term of Party B’s lease of the Leased Factory Building shall be 3 years, commencing from April 1, 2004 herein after referred to as “Commencement Date”) to March 31, 2007 (herein after referred to as “Expiration Date”).

        4.2 Party B shall enjoy the right to use the Leased Factory Building during the lease term. Law of the State shall protect party B’s lawful rights and benefits.

        4.3 In consideration of extension of Party B, Party A will remain T11-201,202 for Party B. The remaining term will be 6 months after the date that the contract is signed. If Party A wants to lease these 2 neighboring units to another party, Party A shall provide written notice to Party B one month in advance. Under the specified rental article under this lease contract, Party B has the lease priority. Party B shall provide written notice to Party A. Party A will consider Party B’s abstain of the priority in case Party B does not reply to Party A within 15 days after Party B receives such notice.

5.     Rent of the Leased Factory Building, Management Charge and Method of Payment

        5.1 The rent of the Leased Factory Building shall be 0.65 RMB per square meter building area per day and the monthly rental shall be 98537.83 RMB for 4,984 square meters of building area. The monthly management charge shall be 2 RMB per square meter building area and the total monthly management shall be 9968 RMB.

        5.2 Within fifteen days upon execution of the Contract, Party B shall pay to Party A earnest money equivalent to the rent for two months, amounting to 197075.66 RMB. Starting from the date of Party A’s delivery of the Leased Factory Building to Party B, the said earnest money shall be refunded into security deposit. Provided that Party A fails to deliver the Leased Factory Building to Party B or the Contract does not come into effect due to Party B’s reason, the earnest money paid by Party B shall not be refunded.

        5.3 The rental will be calculated from the Commencement Date. Party B shall remit every 3 months rent of RMB 295613.49 before the 15th of January, April, July and October to the bank account designated by Party A. *

        5.4 The rent shall not be changed for three Calendar Years from the Commencement Date of the lease. Starting from the fourth calendar year, the rent may be changed once every three Calendar Years, provided that change of the rent shall not exceed five percent (5%) of the total amount of the rent of the preceding Calendar Year.

        5.5 The management charge shall be paid at the date of delivery of the Leased Factory Building. The management charge calculated from the date of delivery of the Premises to the ending date of such month shall be directly paid to the Property Management Company at the date of delivery of the Leased Factory Building. Party B shall directly pay the management charge for the following month before the fifteen date of such month. The bank account of the Property Management Company shall be: Shanghai Xin Jin Qiao Property Management Co., Ltd., Agricultural Bank Jin Qiao branch integrated business department, 033432-10801021367.

        5.6 Party B can pay the rental by the currency of RMB or US dollar. Provided paid by US dollar, Party B shall bear bank service fee. Exchange rate will be calculated as the US versus RMB medium price issued by China Bank on the remittance date. Provided the remittance date is not the business date, the exchange rate shall be calculated by the rate before the remittance date.

6.     Other Charges of the Leased Factory Building and Method of Payment

        6.1 Party B’s use of the Related Facilities shall be subject to the provisions of the “Confirmation to the Leased Related Facilities in Connection with the Standard Factory Building” attached hereto as Exhibit II.

        6.2 Party B shall pay the charges arising out from use of water, electricity, gas and sewage discharge. The electricity charge of the Private Use Area of Party B shall be paid directly to the electricity supply department, and that of the Common Use Area shall be paid by Party B in proportion to its building area after the Property Management Company pays for it. The Property Management Company shall pay the water charge for Party B. In case of use of water by Party B, it shall pay the water charge to the Property Management Company in compliance with the separate metering of Party B, and shall also share the difference of the readings on the general metering and all separate metering in the Premises area on a pro-rata basis for Party B’s water consumption to total water consumption in the Premises area. Party B shall pay its communication expenses directly to the Telecommunication Bureau.

        6.3 During the lease term, Party A shall provide Party B free of charge with parking spots for four cars.

        6.4 The payment procedure provided for in Article 6.1 hereof to Article 6.6 hereof and the detailed rules on charges and use of the Related Facilities shall be referred to Exhibit VII “User Guide to the Standard Factory Building in Shanghai Jin Qiao Export Processing Zone”.

7. Hand over of the Leased Factory Building

        7.1 Party A shall hand over the Leased Factory Building to Party B by February 1, 2004.

        7.2 Within three days before hand-over of the Leased Factory Building, Party A shall submit Party B an occupation notice similar to that set forth as in Exhibit VIII “Occupation Notice (sample)", notifying Party B of going through occupation procedure so as to hand over the Leased Factory Building. Party B shall send its personnel at the date of hand-over. In the event that Party B is absent for longer than fourteen days and fails to require Party A to hand over the Leased Factory Building in writing, the Leased Factory Building shall be deemed as to have been handed over for Party B’s use from the date of hand-over.

        7.3 Party A and Party B shall sign on the hand-over document similar to that set forth as in Exhibit IX “Hand-over of the Standard Factory Building (sample)” at the date of the hand-over, showing completion of such hand-over.

8. Sublease

        8.1 Unless otherwise specified, Party B’s sublease of the Leased Factory Building shall be only for the need of Party B’s production and operation. Nevertheless, with Party A’s content in writing, Party B can, part or in whole, sublease the Leased Factory Building to any third party. The rent of sublease can not be higher than the rent specified in this contract. In case the rent of sublease is higher than the rent specified in the contract, both parties shall share the part, which is higher than the specified rent, after negotiation. Party B shall provide the formal sublease contract to Party A.

9.     Other rights and obligations

        9.1 During the lease term, Party B shall consult with the Property Management Company about provision of such logistic services as guards, cleaning, greenification and maintenance to Party B’s Private Use Area, and relevant entrustment contract shall be entered into between Party B and the Property Management Company. Party B may also designate a company to provide the logistic services by means of invitation and tendering of bid. The Property Management Company hereunder shall be entitled to participate in invitation and

        9.2 Party B shall not damage the Related Facilities in any manner. In case of any damage, Party B shall be liable to restore to the original state and bear all expenses.

        9.3 During the lease term, Party A shall give notice in advance to Party B in the event that Party B needs to work on the Related Facilities in connection with the Leased Factory Building. In case of damages caused to Party B’s machines and equipment, Party A shall be liable to restore to their original state and bear all expenses.

        9.4 Party A shall be responsible to maintenance and repair the Leased Factory Building due to natural damages. According to the period of maintenance and repair, Party A shall carry out such work at the specified time and within the scope of maintenance. The person who is liable for man-made destructions and damages shall be responsible to repair and restore or compensate corresponding financial losses.

        9.5 During the lease term, Party B shall be prohibited from destroying the Leased Factory Building, the equipment and Related Facilities, changing the use of the Leased Factory Building, tearing down and construction without authorization or damaging the structure of the Leased Factory Building.

        9.6 If Party B needs to partition, finish and/or partially restructure the Leased Factory Building during the lease term, Party B shall obtain Party A’s prior written consent; comply with the procedures set forth as in Exhibit VII and shall be approved by the Property Management Company. Party B shall not, for the said activities, violate relevant regulations and rules of the State and Shanghai Municipal Government in respect of architect, fire fighting, environmental protection, industry and public health. Party B shall not destroy the structure of the Leased Factory Building and the Standard Factory Building wherein the Leased Factory Building are located. Relevant government departments, Party A and the Property Management Company shall have the right to supervise and inspect Party B and require Party B to rectify. Meanwhile, Party B shall not damage the structure of the Leased Factory Building, and shall restore the structure to original state and bear all expenses for any damage or change caused to the structure. Party B shall by itself bear the expenses arising out from partition, finishing and/or partial destruction as well as maintenance and repair work.

        9.7 The purchasers and/or lessees who inhabit the same building of the Standard Factory Building shall not for any reason whatsoever occupy the Common Use Area and other areas beyond limits of the Leased Factory Building. In order not to affect the normal use of the Standard Factory Building, Party B shall obtain consent of the neighboring users in case of involving the areas possessed by neighboring landlords or users when Party B installs the facilities such as equipment and pipelines. In case of violation of this provision, Party B shall, at its own expenses, remove obstacles and restore to the original state.

        9.8 No building shall be joined to the exterior walls and the roof of the Lease Premises and the Standard Factory Building wherein the Leased Factory Building is located. In particular circumstances, Party A’s prior written consent shall be obtained.

        9.9 Party B shall keep environment and public health in good conditions pursuant to relevant laws, regulations and rules of the State and Shanghai Municipality.

        9.10 Management of relevant Common Use Area and the environment of the area wherein the Standard Factory Building are located shall be handled in accordance with the “Rules on Use, Management and Maintenance of the Standard Factory Building in Shanghai Jin Qiao Export Processing Zone” attached hereto as Exhibit X.

        9.11 Party A shall be responsible for matters with respect to public health, greenification and maintenance outside the Leased Factory Building.

        9.12 During the lease term, Party B shall enjoy the preemptive right under the same condition if Party A intends to sell the Leased Factory Building. Party A shall give written notice to Party B one month in advance with respect to Party A’s intention to sell the Leased Factory Building, and Party B shall reply in writing to Party A within fifteen days upon receipt of such written notice. Party B shall be deemed as to give up purchasing the Leased Factory Building if Party B fails to reply in written form.

10. Extension and Termination of the Contract

        10.1 Party B may apply for an extension if Party B intends to continue the lease upon expiration of the lease term. In case of Party B’s application, the following conditions shall be satisfied:

           (a)        A written application for extension to be delivered to Party A no later than three months before the lease term expires;

           (b)        If the time of extension exceeds the time of business term, Party B shall submit the document approved by the investment examination and approval department for extension of the business term. Such document shall be delivered to Party A simultaneously with the application in the preceding provision.

        10.2 After Party B submits an application for extension according to Article 10.1 hereof, Party A shall not make promise of binding force upon any third party with respect to lease issues of the Leased Factory Building before the lease term expires.

        10.3 After Party B submits an application for extension and obtains Party A’s consent, the Parties may conclude a new “Standard Factory Building Lease Contract” with reference to this Contract. The Contract shall continue to be valid from the termination date to the validity date of the new “Standard Factory Building Lease Contract”, and the Parties shall continue to perform the Contract. This Contract shall terminate if the Parties are unable to reach the new “Standard Factory Building Lease Contract” within six months from expiration of the lease term, unless the parties conclude a written agreement with respect to intention to continue consultations on extension of the lease term. Such termination date shall be the first day of the seventh month from expiration of the lease term.

        10.4 If any party to the Contract needs to early terminate the Contract for specific reasons, it shall give a written notice to the other party three months in advance. The Parties may early terminate the Contract subject to mutual consent.

        10.5 In the event that Party A fails to deliver the Leased Factory Building on schedule for longer than sixty days, Party B shall have right to unilaterally terminate the Contract in writing. In the event that Party B fails to pay the rent or other charges on schedule for longer than sixty days, Party A shall have right to unilaterally terminate the Contract in writing. With the Notary Public present, Party A shall be entitled to remove all articles belonging to Party B such as equipment and machines in the Leased Factory Building in absence of Party B and with expenses resulting from such removal and preservation of the articles borne by Party B. In the event that any party terminates the Contract according to the preceding provision, the termination date shall be the second day from the date of sending a written notice by any party.

        10.6 In the event that Party B does not extend the lease term upon expiration or terminates the Contract pursuant to Article 10.3 hereof to Article 10.5 hereof, Party B shall deliver the Leased Factory Building to Party A on the second day from the date of expiration or termination. If it is really difficult for Party B to deliver the Leased Factory Building, Party B may be given a grace period of two months to such delivery subject to Party A’s prior written consent. During the grace period, Party B shall pay to Party A the rent equivalent to the rent of the month in which the termination date falls on a month by month basis, the management charge and other charges hereunder. The procedures of Party A’s returning of the Leased Factory Building are as listed in Exhibit VII and the following conditions shall be satisfied:

           (a)        Party B shall restore to the state prior to partition, finishing and/or partial reconstruction, if any;

           (b)        Party B shall be liable to repair or compensate with respect to the area, equipment or the Related Facilities in man-made damages;

           (c)        deemed as qualified following Party A’s check and acceptance;

           (d)        returning of the Leased Factory Building in whole, including keys and passwords, etc.

        10.7 If Party B fails to deliver the Leased Factory Building on schedule without Party A’s prior written consent, in addition to the liquidated damages to be paid pursuant to the Contract, Party B shall pay to Party A the rent equivalent to the rent of the month in which the expiration date falls on a month by month basis (subject to one month if less than one month), the management charge and other charges.

11.1 Breach of the Contract

        11.1 Unless otherwise stated in the context, any of the following condition shall constitute breach of the Contract by Party A:

           (a)        failure in providing the Leased Factory Building on schedule;

           (b)        provision of the Leased Factory Building without satisfying the conditions prescribed in the Contract;

           (c)        losses caused to Party B’s normal production and business activities due to work in the Leased Factory Building without prior notice to Party B;

           (d)        early termination of the contract without the authorization;

           (e)        the property documents provided by Party A are invalid for Party B to apply a business license, or there is the third party that had already applied a business license using these units of T11-203-206 as their registered address and such business license of the third party had not been cancelled before Party A leases the houses to Party B; or

           (f)        is in violation of other articles hereof.

        11.2 Unless otherwise stated in the context, any of the following condition shall constitute breach of the Contract by Party B:

           (a)        sublease of the Leased Factory Building without Party A’s consent;

           (b)        losses caused to Party A due to damages to the Related Facilities;

           (c)        damages to the Leased Factory Building or changes of its structure without authorization;

           (d)        failure in returning of the Leased Factory Building to Party A according to the provisions;

           (e)        violation of other articles.

        11.3 The defaulting party shall pay the liquidated damages to the other party. The liquidated damages per day shall be as follows:

           (a)        the liquidated damages per day shall be 0.1 per cent of the total rent for one year, say 1182.45 RMB;

           (b)        breach period equals the days from occurrence of the breach to rectification of the breach;

           (c)        the liquidated damages equal the liquidated damages per day multiplied by the days in the breaching period.

           (d)        during the lease term, if Party A wants to early terminate the contract without authorization, Party A shall compensate all losses that Party B has invested in the beginning to the workshop (fit-up the building, fixed capital, etc.) beside the liquidated damages. The property documents provided by Party A are invalid for Party B to apply a business license, or there is the third party that had already applied a business license using these units of T11-203-206 as its registered address and such business license of the third party had not been cancelled before Party A leases the houses to Party B, Party A shall return all money that paid by Party B. If the financial losses incurred to other party exceed the amount of the liquidated damages, the breaching party shall compensate the deficiency. The compensation shall be based on the extent of the financial losses, and jointly checked and determined by the Parties. Such compensation may also be checked and determined by a professional authority jointly entrusted by the Parties, or be prosecuted to court directly.

        11.4 After the breach occurs, the non-defaulting party requires to continue the Contract, the defaulting party shall continue to performance the contract, no matter whether the liquidated damages and compensation have been actually paid or not.

        11.5 The liquidated damages and compensation shall be paid no later than ten days after realization of the breach. If the breach still continues to exist upon payment and afterwards, the defaulting party shall to pay the liquidated damages and compensation until the breach disappears.

        11.6 Any condition satisfying the following items shall be deemed as overdue payment based on 0.3 per cent of the outstanding sum for each day elapsed:

           (1)        Party B fails to pay the rent of the Leased Factory Building, the management charge and other charges when due;

           (2)        Any party fails to pay the liquidated damages and compensation on time.

12. The Contract

        12.1 The Exhibits shall be integral part of the Contract and equally valid.

        12.2 The Exhibits shall include:

           (a)        Exhibit I: Sales Instruction on the Standard Factory Building (“Technological Index Specification of Buildings of the Standard Factory Building”);

           (b)        Exhibit II: Confirmation to the Related Facilities in Connection with the Standard Factory Building;

           (c)        Exhibit III: Copy of Party A’s Business License;

           (d)        Exhibit IV: Copy of Party B’s Business License;

           (e)        Exhibit V: Copy of Shanghai Municipal Real Estate Ownership Certificate;

           (f)        Exhibit VI: User Guide to the Standard Factory Building in Shanghai Jin Qiao Export Processing Zone;

           (g)        Exhibit VII: Occupation Notice (sample);

           (h)        Exhibit VIII: Hand-over of the Standard Factory Building (sample);

           (i)        Exhibit IX: Rules on Use, Management, Maintenance of the Standard Factory Building in Shanghai Jin Qiao Export Processing Zone;

           (j)        Exhibit X: Free Parking Site

13. Miscellaneous

        13.1 Party A promises that the new company of Party B at Jinqiao will enjoy all preference policies of Export Processing Zone. And the detail policies will be subject to “Export Processing Zone Policy” issued by the Ministry of State Council and Customs Head Office.

        13.2 Both parties shall be discharged of liabilities for losses due to force majeure. In case of failure in performance of the Contract upon agreed conditions, the affected party by force majeure shall immediately notify the other party, and provide within fifteen days valid documents describing details of such force majeure or reasons for non-performance in whole or in partial, or delays in performance. Both parties may, through consultations, decide to terminate the contract, to discharge partial obligations of performance or to delay performance pursuant to extent of the influence of force majeure on performance of the Contract.

        13.3 During the lease term, relevant regulations of the State shall be applicable to the neighborhood relationship between Party B and other parties.

        13.4 All disputes arising out during the course of performance of the Contract shall be settled by both parties through consultations. In case no agreement can be reached through consultations, they shall be brought before the People’s Court where the Leased Factory Building is located. Unless otherwise stated, any party shall not suspend or terminate performance of the obligations hereunder during the course of occurrence and settlement of the disputes.

        13.5 In case of anything not addressed in this Contract, both parties may reach another written agreement through consultations. Such agreement shall become part of the Contract and shall be of equal validity. Subject to mutual agreement, both parties may amend the Contract, and shall perform the Contract before the amended contract becomes effect.

        13.6 The Contract shall come into effect subject to signing by the representatives or duly authorized representatives of the two parties and payment of all earnest money by Party B pursuant to provisions of the Contract.

        13.7 After the Contract comes into effect, both parties shall amend the Contract in time so as to protect their lawful rights and benefits from damages if the laws, rights or regulations governing the Contract are amended by the State or Shanghai Municipality or newly promulgated with restorative effect.

        13.8 The Contract shall be written in Chinese.

        13.9 Execution, effectiveness, interpretation, performance of the Contract and settlement of disputes in connection with the Contract shall be governed by the laws of People’s Republic of China.

        13.10 The Contract shall be executed in five copies. Party A and Party B shall keep two copies respectively and relevant Real Estate Registration Department shall keep one copy.

        13.11 In witness thereof, the Contract is executed by Party A and Party B on January 7, 2004, in Shanghai.

Party A: Shanghai Jin Qiao Export Processing Zone

Legal representative or authorized representative:
/s/  Zhang Guanming
Zhang Guanming

Party B: Nu Skin Asia Investment, Inc.

Legal representative or authorized representative:
/s/  Luiz Cerqueira
Luiz Cerqueira

Exhibit II

Confirmation
To
the Leased Related Facilities in Connection with the Standard Factory Building

1. General Description of the Standard Factory Building

      1.1 Number of the Standard Factory Building: T3-I1

      1.2 Location: No. 218 Zhongyang Da Dao, Shanghai Jinqiao Export Processing Zone South Area

      1.3 Stories: Unit 203-206

      1.4 Building area: 4,984 square meters building area, which will be subject to the measurement by the government.

2. Basic Conditions

        2.1  The Standard Factory Building have been constructed by Party A (the Lessor) in accordance with requirements for layout, design and construction drawing approved by government.

        2.2  Roads wherein the Standard Factory Building are located, rainwater and sewage discharge system are connected to the urban roads and rainwater and sewage pipelines.

        2.3 A low-voltage switchboard station has been constructed in the region of the Standard Factory Building.

        2.4 Pipelines for electricity, water and gas supplies and telecommunications have been lead to the Standard Factory Building.

        2.5 The Standard Factory Building will be subject to inspection and acceptance by construction authority of the Municipal Government.

3. Electricity Supply

        3.1  The maximum capacity (MD) of this building/floor/unit of the Standard Factory Building shall be 10 KV, says: the capacity of machinery installation shall be 320 KVA.

        3.2  A high-voltage switchboard station will be specified by Party A and will be constructed in the region of the measurement room and its neighboring metering room within unit 105 of the same building. The high-voltage station area is around 64 square meters building area. Party B shall pay this high-voltage station room as the rental specified in the lease contract.

        3.3  Party B shall apply for electricity supply to Electricity Supply Bureau by itself and bear the set-up expenses of transformer station. Among these expenses, Party A will bear the part of structure transforming construction and outside connection from 10 KV transformer station to Party B’s high-voltage station. Party A will assist Party B in application for the electricity supply. Party B shall apply for the electricity supply at least 90 business days before it uses electricity.

        3.4  The property right of the facilities/equipment that were purchased by Party B belongs to Party B. The property right of the outside connection cables belongs to Party A.

4. Water Supply

        4.1 The maximum capacity of water supply to this building/floor/unit of the Premises shall be 4 T /D.

        4.2 The Property Management Company of the Standard Factory Building agrees that Party B shall be responsible for handling relevant procedures.

5. Communication

        5.1 The maximum capacity of the Standard Factory Building shall be 10 telephones per unit and total 40 telephones for 4 units.

        5.2 32 telephones shall be the maximum quantities for Party B to employ.

        5.3  Party B shall be responsible to submit application to telecommunication department and go through installation and connection procedures. Party A shall bear the expenses arising out from installation, connection and the first installation.

        5.4  The communication functions like EDI, VSAT, DDN and ISDN will be provided in the Standard Factory Building with necessary equipment and engineering expenses borne by Party B.

6. Miscellaneous

        6.1 There shall be 4 lots for motor vehicles in the building/floor/unit of the Standard Factory Building.

        6.2 Installation group for outdoor air conditioning units shall be determined by negotiating with Property Management Department.

        6.3  Where Party B proposes other specific requirements for the public facilities and accessories, Party A is willing to provide necessary assistance and support.

        6.4  After Party A transfers the Standard Factory Building to Party B, Party B has the property right of all facilities/equipment that will be set-up in the building including air conditioner, lighting installation, distribution equipment, production equipment, fit-up, office equipment, security monitors and logistic equipment, etc.

        6.5  This confirmation shall be attached to the Standard Factory Building Lease Contract. Both the lease contract and the confirmation are equally authentic.

Party A:      Shanghai Jin Qiao Export Processing Zone

Legal representative or authorized representative:
/s/  Zhang Guanming
Zhang Guanming

Party B:       Nu Skin Asia Investment, Inc.

Legal representative or authorized representative:
/s/  Luiz Cerqueira
Luiz Cerqueira

Date:      2004/01/16